Calculation of Filing Fee Tables
S-3
ALLURION TECHNOLOGIES, INC.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.0001 per share	457(a)	2,994,012	$ 1.60	$ 4,790,419.20	0.0001381	$ 661.56
Fees to be Paid	2	Equity	Common Stock, par value $0.0001 per share, issuable upon exercise of the November 2025 Private Placement Warrants	457(a)	2,994,012	$ 1.60	$ 4,790,419.20	0.0001381	$ 661.56
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 9,580,838.40		$ 1,323.12
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 1,323.12
Offering Note
[1]	(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), there is also being registered hereby such indeterminate number of additional shares of common stock, par value $0.0001 per share ("common stock"), of the registrant as may be issued or issuable because of share split, share dividend, recapitalization, exchange or similar event or otherwise. (2) Represents 2,994,012 shares of common stock issued in a private placement pursuant to a securities purchase agreement, dated as of November 12, 2025 (the "November 2025 Securities Purchase Agreement"), by and among us and the investors named therein. (3) Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $1.60, which is the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on January 5, 2026.

[2]	(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), there is also being registered hereby such indeterminate number of additional shares of common stock, par value $0.0001 per share ("common stock"), of the registrant as may be issued or issuable because of share split, share dividend, recapitalization, exchange or similar event or otherwise. (3) Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $1.60, which is the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on January 5, 2026. (4) Represents 2,994,012 shares of common stock issuable upon the exercise of warrants sold in a private placement pursuant to the November 2025 Securities Purchase Agreement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A